UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Actavis plc

(Exact Name of Registrant as Specified in its Charter)

Ireland	98-1114402
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
1 Grand Canal Square Docklands, Dublin 2, Ireland (Address of Principal Executive Offices) Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.500% Mandatory Convertible Preferred Shares, Series A	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-202168

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are 5.500% Mandatory Convertible Preferred Shares, Series A, par value of $0.0001 per share (the “Mandatory Convertible Preferred Shares”) of Actavis plc (the “Company”). The descriptions of the Mandatory Convertible Preferred Shares are contained in the Company’s Prospectus, dated February 19, 2015, included in the Company’s registration statement on Form S-3 (File No. 333-202168) under the caption “Description of Actavis Serial Preferred Shares” and the Company’s Prospectus Supplement with respect to the Mandatory Convertible Preferred Shares, dated February 25, 2015, under the caption “Description of Mandatory Convertible Preferred Shares,” and those sections are incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Memorandum and Articles of Association of Actavis plc (incorporated by reference herein to Exhibit 3.2 of Actavis plc’s Current Report on Form 8-K filed on October 2, 2013).

4.1	Designations of the Terms of the 5.500% Mandatory Convertible Preferred Shares, Series A (incorporated by reference herein to Exhibit 4.1 of Actavis plc’s Current Report on Form 8-K filed on March 2, 2015).

4.2	Form of Certificate for 5.500% Mandatory Convertible Preferred Shares, Series A (included as Exhibit A to Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Actavis plc

Date: March 2, 2015	By:	/s/ A. Robert D. Bailey
A. Robert D. Bailey Chief Legal Officer and Corporate Secretary